Tidal Trust II 485BPOS

Exhibit 99(d)(ii)(vii)

SEVENTH AMENDMENT TO THE

TIDAL TRUST II

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

This Seventh Amendment to the Investment Advisory Agreement (the “Amendment”) is made as of July 2, 2024, by and between TIDAL TRUST II (the “Trust”) and TIDAL INVESTMENTS LLC (formerly, TOROSO INVESTMENTS, LLC) (the “Adviser”).

BACKGROUND:

A.	The Trust and the Adviser have entered into an Investment Advisory Agreement dated as of September 19, 2022, as amended to date (the “Agreement”) pursuant to which the Adviser is engaged by the Trust to serve as the investment adviser to each Fund identified on the then-current Schedule A to the Agreement.

B.	The Trust and the Adviser desire to amend and restate Schedule A to the Agreement to add twelve new Funds. In particular, the parties desire to amend and restate Schedule A to add the following twelve new Funds:

●	YieldMaxTM BABA Option Income Strategy ETF

●	YieldMaxTM CVNA Option Income Strategy ETF

●	YieldMaxTM DKNG Option Income Strategy ETF

●	YieldMaxTM HOOD Option Income Strategy ETF

●	YieldMaxTM JD Option Income Strategy ETF

●	YieldMaxTM MARA Option Income Strategy ETF

●	YieldMaxTM PDD Option Income Strategy ETF

●	YieldMaxTM PLTR Option Income Strategy ETF

●	YieldMaxTM RBLX Option Income Strategy ETF

●	YieldMaxTM SHOP Option Income Strategy ETF

●	YieldMaxTM SMCI Option Income Strategy ETF

●	YieldMaxTM TSM Option Income Strategy ETF.

C.	Section 21 of the Agreement allows for the amendment of the Agreement by a written instrument executed by both parties.

D.	This Background section and the Schedule attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	The current Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties herein above set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Schedule, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TIDAL TRUST II,		TIDAL INVESTMENTS LLC
on behalf of its series listed on Amended and Restated Schedule A

By:	/s/ Eric W. Falkeis	By:	/s/ Daniel H. Carlson
Name:	Eric W. Falkeis	Name:	Daniel H. Carlson
Title:	President	Title:	Chief of Staff

Amended AND RESTATED

Schedule A

to the

TIDAL TRUST II

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

Fund Name	Advisory Fee
YieldMax AAPL Option Income Strategy ETF	0.99%
YieldMax AMZN Option Income Strategy ETF	0.99%
YieldMax BRK.B Option Income Strategy ETF	0.99%
YieldMax COIN Option Income Strategy ETF	0.99%
YieldMax META Option Income Strategy ETF	0.99%
YieldMax GOOGL Option Income Strategy ETF	0.99%
YieldMax NFLX Option Income Strategy ETF	0.99%
YieldMax NVDA Option Income Strategy ETF	0.99%
YieldMax SQ Option Income Strategy ETF	0.99%
YieldMax TSLA Option Income Strategy ETF	0.99%
YieldMax Innovation Option Income Strategy ETF	0.99%
YieldMax KWEB Option Income Strategy ETF	0.99%
YieldMax Gold Miners Option Income Strategy ETF	0.99%
YieldMax XBI Option Income Strategy ETF	0.99%
YieldMax TLT Option Income Strategy ETF	0.99%
YieldMax ABNB Option Income Strategy ETF	0.99%
YieldMax AMD Option Income Strategy ETF	0.99%

YieldMax MRNA Option Income Strategy ETF	0.99%
YieldMax PYPL Option Income Strategy ETF	0.99%
YieldMax DIS Option Income Strategy ETF	0.99%
YieldMax JPM Option Income Strategy ETF	0.99%
YieldMax MSFT Option Income Strategy ETF	0.99%
YieldMax XOM Option Income Strategy ETF	0.99%
YieldMax AI Option Income Strategy ETF	0.99%
YieldMax ROKU Option Income Strategy ETF	0.99%
YieldMax SNOW Option Income Strategy ETF	0.99%
YieldMax ZM Option Income Strategy ETF	0.99%
YieldMax ADBE Option Income Strategy ETF	0.99%
YieldMax NKE Option Income Strategy ETF	0.99%
YieldMax ORCL Option Income Strategy ETF	0.99%
YieldMax INTC Option Income Strategy ETF	0.99%
YieldMax BIIB Option Income Strategy ETF	0.99%
YieldMax BA Option Income Strategy ETF	0.99%
YieldMax AI Option Income Strategy ETF	0.99%
YieldMax™ Universe Fund of Option Income ETFs	0.29%
YieldMax™ Magnificent 7 Fund of Option Income ETFs	0.29%
YieldMaxTM Ultra Option Income Strategy ETF	1.24%
YieldMaxTM MSTR Option Income Strategy ETF	0.99%
YieldMax TSLA Short Option Income Strategy ETF	0.99%
YieldMax Innovation Short Option Income Strategy ETF	0.99%
YieldMax NVDA Short Option Income Strategy ETF	0.99%

YieldMax COIN Short Option Income Strategy ETF	0.99%
YieldMax AAPL Short Option Income Strategy ETF	0.99%
YieldMax N100 Short Option Income Strategy ETF	0.99%
YieldMaxTM Bitcoin Option Income Strategy ETF	0.99%
YieldMaxTM BABA Option Income Strategy ETF	0.99%
YieldMaxTM CVNA Option Income Strategy ETF	0.99%
YieldMaxTM DKNG Option Income Strategy ETF	0.99%
YieldMaxTM HOOD Option Income Strategy ETF	0.99%
YieldMaxTM JD Option Income Strategy ETF	0.99%
YieldMaxTM MARA Option Income Strategy ETF	0.99%
YieldMaxTM PDD Option Income Strategy ETF	0.99%
YieldMaxTM PLTR Option Income Strategy ETF	0.99%
YieldMaxTM RBLX Option Income Strategy ETF	0.99%
YieldMaxTM SHOP Option Income Strategy ETF	0.99%
YieldMaxTM SMCI Option Income Strategy ETF	0.99%
YieldMaxTM TSM Option Income Strategy ETF	0.99%

[remainder of page left intentionally blank]